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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Hanmi Financial Corporation:

We consent to the incorporation by reference in the registration statement
(No. 333-112606) on Form S-4 of Hanmi Financial Corporation of our report dated January 20, 2003 with respect to the balance sheets of Hanmi Financial Corporation as of December 31, 2002 and 2001, and the related statements of operations, stockholders' equity and comprehensive income and cash flows for each of the years in the two-year period ended December 31, 2002, and to the reference to our firm under the heading "Experts" in the prospectus.



                                          /s/ KPMG LLP
                                          _______________________
                                              KPMG LLP
Los Angeles, California
March 4, 2004